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                                                                    EXHIBIT 23.2

    After the three-for-one stock split discussed in Note 8 to the MatrixOne, Inc's consolidated financial statements is effected, we expect to be in a position to render the following report.

                                                  /s/ Arthur Andersen LLP

Boston, Massachusetts

February 2, 2000

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

Boston, Massachusetts

February 2, 2000